UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 10, 2011

CYTORI THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34375	33-0827593
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3020 Callan Road, San Diego, California 92121
(Address of principal executive offices, with zip code)

(858) 458-0900
(Registrant's telephone number, including area code)

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see  General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02                      Results of Operations and Financial Condition

On March 10, 2011, Cytori Therapeutics, Inc. (the “Company”) issued a press release announcing its financial results for the fourth quarter and year ended December 31, 2010. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. In addition, on the same date, the Company posted further insight into its results of operations for those periods in an open letter to its stockholders and other interested parties in the blog on the Investor Relations section of its website which may be accessed at http://ir.cytoritx.com. A copy of the letter is also attached hereto as exhibit 99.2 and is incorporated herein by reference.

The information disclosed under this Item 2.02 in this report, including Exhibits 99.1 and 99.2 hereto, are being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as expressly set forth in such filing.

Item 9.01                      Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.	Description

99.1	Cytori Therapeutics, Inc. Press Release, dated March 10, 2011*
99.2	Cytori Therapeutics, Inc. Shareholder Letter, dated March 10, 2011*

*
Exhibits 99.1 and 99.2 hereto are being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as expressly set forth in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYTORI THERAPEUTICS, INC.

Date: March 10, 2011	By: /s/ Mark E. Saad
Mark E. Saad
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Cytori Therapeutics, Inc. Press Release, dated March 10, 2011*
99.2	Cytori Therapeutics, Inc. Shareholder Letter, dated March 10, 2011*

*
Exhibits 99.1 and 99.2 hereto are being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as expressly set forth in such filing.